CERTIFICATE

     I, _____________________, Secretary of ServiceMaster Management Corporation, the Managing General Partner of ServiceMaster Limited Partnership, hereby certify that the attached document is a correct copy of the ServiceMaster Deferred Compensation Plan, as in effect on the date hereof.

Dated this ___ day of __________, 199_.

                                            By       ______________________
                             Secretary as Aforesaid

                                (Corporate Seal)

                    SERVICEMASTER DEFERRED COMPENSATION PLAN

                           (Effective January 1, 1997)




















                                Kirkland & Ellis
                                Chicago, Illinois


                                      SERVICEMASTER DEFERRED COMPENSATION PLAN

                                                  TABLE OF CONTENTS


                                                                                                      PAGE

ARTICLE I - Introduction.................................................................................1

         1.1. Name.......................................................................................1
         1.2. Purpose....................................................................................1
         1.3. Administration of the Plan.................................................................1

ARTICLE II - Definitions.................................................................................2

ARTICLE III - Plan Participation.........................................................................4

         3.1. Eligibility................................................................................4
         3.2. Participation..............................................................................4

ARTICLE IV - Election to Defer...........................................................................4

         4.1. Deferral Election..........................................................................4
         4.2. Timing of Deferral Election................................................................4

ARTICLE V - Earnings on Account Balances.................................................................5

         5.1. Permitted Investments......................................................................5
         5.2. Receipts...................................................................................5
         5.3. Committee May Disapprove Permitted Investments.............................................5
         5.4. Elections..................................................................................6
         5.5. Actual Investment Not Required.............................................................6
         5.6. Investment Notices.........................................................................6
         5.7. Crediting of Deferrals.....................................................................6

ARTICLE VI - Establishment of Trust......................................................................7

         6.1. Establishment of Trust.....................................................................7
         6.2. Status of Trust............................................................................7

ARTICLE VII - Distribution of Account Balances...........................................................7

         7.1. Normal Form of Distribution of Account Balances............................................7
         7.2. Separation from Service Prior to Year of
         Distribution....................................................................................8
         7.3. Emergency Payments.........................................................................8
         7.4. Involuntary Distributions..................................................................9
         7.5. Designation of Beneficiaries...............................................................9

                                        i

ARTICLE VIII - Amendment or Termination.................................................................10

         8.1. Amendment.................................................................................10
         8.2. Plan Termination..........................................................................10

ARTICLE IX - General Provision..........................................................................10

         9.1. Applicable Law............................................................................10
         9.2. Assumption of Company Liability...........................................................10
         9.3. Gender and Number: Headings...............................................................10
         9.4. Immunity of Committee Members.............................................................11
         9.5. Non-alienation of Benefits................................................................11
         9.6. Notices...................................................................................11
         9.7. Plan not to Affect Employment Relationship................................................11
         9.8. Severability..............................................................................12
         9.9. Subordination of Rights...................................................................12
         9.10.Successors................................................................................12
         9.11.Withholding for Taxes.....................................................................12

                                       ii

                    SERVICEMASTER DEFERRED COMPENSATION PLAN


                                    ARTICLE I

                                  Introduction


         Section 1.1. Name. The name of the Plan shall be the "ServiceMaster Deferred Compensation Plan."

         Section 1.2. Purpose. This Plan, effective January 1, 1997, shall constitute an unfunded arrangement established and maintained for the purpose of providing deferred compensation to a select group of management or highly compensated employees (as such phrase is defined for purposes of Title I of the Employee Retirement Income Security Act of 1974, as amended ("ERISA")). This Plan shall further constitute an amendment and restatement of all currently outstanding individual agreements between the ServiceMaster Companies and highly compensated employees for deferral of compensation who are eligible and choose to participate in this Plan.

         Section 1.3. Administration of the Plan. The Plan shall be administered by the Committee. The Committee's duties and authority under the Plan shall include (i) the interpretation of the provisions of the Plan, (ii) the adoption of any rules and regulations which may become necessary or advisable in the operation of the Plan, (iii) the making of such determinations as may be permitted or required pursuant to the Plan, and (iv) the taking of such other action as may be required for the proper administration of the Plan in accordance with its terms. Any decision of the Committee with respect to any matter within the authority of the Committee shall be final, binding and conclusive upon the Employers and each Participant, former Participant, designated Beneficiary, and each person claiming under or through any participant or designated Beneficiary, and no additional authorization or ratification by the Board of Directors or stockholders of the Company shall be required. Any action by the Committee with respect to any one or more Participants shall not be binding on the Committee as to any action to be taken with respect to any other Participant. Committee members may be Participants, but no member of the Committee may participate in any decision directly affecting the computation of such Participant's benefits or rights under the Plan. Each determination required or permitted under the Plan shall be made by the Committee in the sole and absolute discretion of the Committee.

                                   ARTICLE II

                                   Definitions

         "Account"  shall  mean  the  aggregate  of  the  bookkeeping   accounts
maintained by the Employers for each Participant.

         "Account Balance" shall mean the value, as of the specified date, of the Participant's Account.

         "Beneficiary" shall mean the person, persons or legal entity entitled to receive benefits under this Plan which become payable in the event of the Participant's death.

         "Code" shall mean the Internal Revenue Code of 1986, as amended, and includes any regulations thereunder.

         "Committee" shall mean those individuals designated by the President and Chief Executive Officer of the Company.

         "Company" shall mean The ServiceMaster Limited Partnership and its successors or assigns under the Plan.

         "Compensation" shall mean compensation as defined in the PSSRP, as amended from time to time.

         "Deferral" shall mean the annual amount of Compensation that a Participant elects to defer pursuant to a properly executed voluntary salary deferral agreement.

         "Deferred Account" shall mean the bookkeeping account maintained on the Employer's books pursuant to Article IV of the Plan in the name of and for a Participant.

         "Effective Date" shall mean January 1, 1997 with respect to the terms of the Plan as set forth herein.

         "Eligible Employee" shall mean an employee of an Employer who: is highly compensated as defined in Code section 414(q); has met the eligibility requirements of the PSSRP; and has elected to make the maximum contribution allowable under the PSSRP.

         "Employer   Contribution"   shall  mean  the  amount   credited   to  a
Participant's Account that is equivalent to matching contributions which are not allowable under the PSSRP as determined by the Committee.

         "Employers" shall mean the Company and its subsidiaries and other related entities that adopt the Plan for the benefit of their Eligible Employees.

         "Entry Date" shall mean January 1, April 1, July 1 and October 1 of each Plan Year.

         "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and any regulations thereunder.

         "Normal Retirement" shall mean age 65 and completion of at least five years of service.

         "Participant"   shall  mean  any  Eligible   Employee   who   commences
participation under the Plan pursuant to Article III.

         "Permitted Investment" shall mean (i) ServiceMaster shares; (ii) the following Vanguard Group Funds: S&P 500 Index Fund; Balanced Fund; Intermediate Bond Fund; and Money Market Fund; or (iii) such other fund or type of investment as may be approved by the Committee.

         "Plan" shall mean this ServiceMaster Deferred Compensation Plan, as amended from time to time.

         "Plan Year" shall mean the twelve consecutive month period designated by the Company.

         "PSSRP" shall mean the ServiceMaster Profit Sharing, Savings and Retirement Plan.

         "ServiceMaster Companies" shall mean the Company and all subsidiaries and related companies, without regard as to whether or not they have adopted the Plan.

         "Valuation Date" shall mean June 30 and December 31 of each Plan Year.

                                   ARTICLE III

                               Plan Participation

         Section 3.1. Eligibility. Each Eligible Employee will become eligible to participate in the Plan as of the later of the Effective Date, or on the Entry Date coincident with or next following the date he meets the requirements to be considered an Eligible Employee.

         Section 3.2. Participation. An Eligible Employee eligible to make a deferral election or who anticipates becoming eligible to make a deferral election in the upcoming year shall become a Participant by timely executing a voluntary salary deferral agreement and delivering such agreement to the appropriate individual designated by the Committee.

                                   ARTICLE IV

                                Election to Defer

         Section 4.1. Deferral Election. Each eligible Participant may elect to defer a specific percentage of Compensation as a dollar amount to the Plan for the Plan Year provided that such deferrals shall be made as a deduction from the participant's pay each pay period in a uniform percentage. Each Participant shall additionally elect a deferral period of a minimum of three years but in no event may the Participant designate a deferral period which shall terminate after the date on which the Participant is eligible for Normal Retirement. Each Participant desiring to defer Compensation shall file an election with the Committee on such form, in such manner and at such times as may be satisfactory to the Committee. Completion of such election form shall evidence the Participant's authorization of the Employer to reduce his Compensation and, accordingly, such Participant's agreement to have such Participant's Compensation reduced by the amount specified in such election. Completion of such election form shall further evidence the Participant's election of the timing of distribution of such Participant's Account Balance.

         Section 4.2. Timing of Deferral Election. The election to defer the receipt of Compensation shall be made prior to the period with respect to which the services for such Compensation will be rendered, and shall thereafter be irrevocable for such period. If no election is made with respect to any period for which services have been rendered, the Participant shall be deemed to have elected not to defer any of his Compensation earned with respect to such period.

                                    ARTICLE V

                          Earnings on Account Balances

         Section 5.1. Permitted Investments. Each Participant may designate at one time each Plan Year, in such manner as may be satisfactory to the Committee, that all or a portion of the credits to such Participant's Account be deemed to be invested in one or more Permitted Investments in five percent increments. Such credits shall be deemed to be invested as specified by the Participant either (a) on the day following the later of (i) the date such Participant makes such designation, or (ii) the date such credit is made to such Participant's Account, or (b) on such other dates as may be reasonably determined by the Committee.

         Section 5.2. Receipts. Each account shall be deemed to receive all interest, dividends, earnings and other property which would have been received with respect to a Permitted Investment deemed to be held in such Account if the Employer actually owned such Permitted Investment. Cash deemed received with respect to a Permitted Investment shall be credited to the Account as of the date it would have been available for reinvestment if the Employer actually owned the Permitted Investment.

         Section 5.3. Committee May Disapprove Permitted Investments. Notwithstanding the foregoing, the Committee may disapprove any Permitted Investment designated by a Participant or deemed to be held in such Participant's Account. If the disapproved Permitted Investment has been designated by the Participant but is not then deemed to be held in such Participant's Account, the Committee shall promptly notify the Participant in writing of the decision to disapprove the Permitted Investment and shall afford the Participant an opportunity to designate one or more substitute Permitted Investments satisfactory to the Committee. If the disapproved Permitted Investment is deemed to be held in the Participant's Account, the Committee shall promptly notify the Participant in writing of the decision to disapprove the Permitted Investment and shall afford the Participant an opportunity to dispose of the disapproved Permitted Investment and to reinvest the deemed proceeds therefrom in one or more substitute Permitted Investments satisfactory to the Committee. If the Participant does not submit an election to dispose of the disapproved Permitted Investment within ten days after notice of disapproval by the Committee, the Committee may thereafter treat the disapproved Permitted Investment as having been sold on a date selected by the Committee and shall make appropriate charges and credits to the Account. Neither the Committee nor the Employer shall have any liability to the Participant for losses or expenses allocated to such Account by reason of a decision by the Committee to disapprove a Permitted Investment.

         Section 5.4. Elections. All elections to be made by a Participant pursuant to this Article V shall be made only by such Participant, provided that if such Participant dies before such Participant's entire Account Balance is distributed, or if the Committee determines that such Participant is legally incompetent or otherwise incapable of managing such Participant's own affairs, the Committee shall have the authority to (a) itself make the elections pursuant to this Section 5.1 on behalf of such Participant, or (b) designate such Participant's designated Beneficiary, legal representative or some near relative of such Participant to make the elections pursuant to this Section 5.1 on behalf of such Participant.

         Section 5.5. Actual Investment Not Required. The Employer need not actually make any Permitted Investment. If the Employer should from time to time make any investment similar to a Permitted Investment, such investment shall be solely for the Employer's own account and the Participant shall have no right, title or interest therein. Accordingly, each Participant is solely an unsecured creditor of the Employer with respect to any account distributable to him under the Plan.

         Section 5.6. Investment Notices. Semi-annual statements describing the performance of the Permitted Investments will be provided to the Participants.

         Section 5.7. Crediting of Deferrals. The Employer shall credit all deferred compensation to a Participant's Deferred Account on the date corresponding with the date the deferrals would have been paid to the Participant if the Participant had not made a deferral election under Article IV of the Plan. Earnings shall be credited to such accounts in accordance with
Section 5.1.

                                   ARTICLE VI

                             Establishment of Trust

         Section 6.1. Establishment of Trust. The Employer may, in its sole discretion, establish a grantor trust, as described under section 671 of the Code, which is subject to the claims of the general creditors of the Employer, for the purpose of accumulating assets to provide for the obligations hereunder. The establishment of such a trust shall not affect the Employer's liability to pay benefits hereunder except that the Employer's liability shall be offset by any payments actually made to a Participant under such a trust. In the event such a trust is established, the amount to be contributed shall be determined by the Employer and the investment of such assets shall be in accordance with the trust document.

         Section 6.2. Status of Trust. Participants shall have no direct or secured claim in any asset of the trust or in specific assets of the Employer or the ServiceMaster Companies and will have the status of general unsecured creditors of the Employer for any amounts due under this Plan. Trust assets and income will be subject to the claims of the Employer's creditors.

                                   ARTICLE VII

                        Distribution of Account Balances

         Section 7.1. Normal Form of Distribution of Account Balances. Except as otherwise specifically provided, distribution of the vested balance of a Participant's Account shall be made to such Participant within a reasonable time after the Valuation Date in the year of distribution originally chosen by the Participant on such Participant's voluntary salary deferral agreement submitted to the Committee. The balance in the Participant's Account attributable to Employer Contributions and earnings thereon shall be vested in the same manner as employer contributions vest in accordance with the PSSRP or the ServiceMaster Consumer Services Profit Sharing Plan, whichever is applicable. The distribution of a Participant's Account shall be in the form of a single lump sum cash payment or ServiceMaster shares, but ServiceMaster shares shall only be distributed to the extent the Participant designated that all or a portion of the credits to his Account be deemed invested in ServiceMaster shares.

         Section 7.2. Separation from Service Prior to Year of Distribution. If a Participant's employment with an Employer is terminated for any reason, including death, Normal Retirement, disability (as determined by a physician selected by the Employer), resignation or dismissal, more than one year prior to such Participant's year of distribution, the balance in such Participant's Account attributable to Deferrals and earnings thereon shall be fully vested and nonforfeitable and shall be distributable to the Participant or, in the event of the Participant's death, to such Participant's Beneficiary, in the form of a single lump sum cash payment or ServiceMaster shares, but ServiceMaster shares shall only be distributed to the extent the Participant designated that all or a portion of the credits to such Participant's Account be deemed invested in ServiceMaster shares. The balance in the Participant's Account attributable to Employer Contributions and earnings thereon shall be vested as employer contributions according to the terms and conditions of the PSSRP or the ServiceMaster Consumer Services Profit Sharing Plan, whichever is applicable. Payment of the Participant's Account Balance shall be made within a reasonable period of time of the Valuation Date immediately following such Participant's separation from service as determined by the Committee in its sole discretion.

         Section 7.3. Emergency Payments. A Participant may from time to time request, in such manner as may be satisfactory to the Committee, that the Committee authorize an Emergency Payment to such Participant. Any such distribution shall be for the sole purpose of enabling such Participant to meet such Participant's immediate and heavy financial needs arising as a result of poor health, unusual extreme economic need or termination of employment. If an Emergency Payment is authorized, the Committee shall distribute to such Participant, within a reasonable time, an amount determined by the Committee to be sufficient to alleviate the financial hardship, but not in excess of the Participant's Account Balance as of such date. In determining the amount to be distributed, the Committee may consider amounts reasonably available to the Participant from other sources.

         Section 7.4. Involuntary Distributions. Notwithstanding the foregoing provisions of this Article VII, the Committee may on its own initiative authorize the Employer to distribute to any Participant (or to a designated Beneficiary in the event of the Participant's death) all or any portion of the Participant's Account Balance. Such payment would be specifically authorized in the event there is a change in tax law, a published ruling or similar announcement issued by the Internal Revenue Service, a regulation issued by the Secretary of Treasury, a decision by a court of competent jurisdiction involving a Participant or a Beneficiary, or a closing agreement made under section 7121 of the Code that is approved by the Internal Revenue Service and involves a Participant, and the Committee determines that a Participant has or will recognize income for Federal income tax purposes with respect to amounts deferred under this Plan prior to the time such amounts are paid to the Participant.

         Section 7.5. Designation of Beneficiaries. Each Participant may name any person (who may be named concurrently, contingently or successively) to whom the Participant's Account Balance under the Plan is to be paid if the Participant dies before the Account Balance is fully distributed. Each such Beneficiary designation will revoke all prior designations by the Participant, shall not require the consent of any previously named Beneficiary, shall be in a form prescribed by the Committee and will be effective only when filed with the Committee during the Participant's lifetime. If a Participant fails to designate a Beneficiary before such Participant's death, as provided above, or if the Beneficiary designated by a Participant dies before the date of the Participant's death or before complete payment of the Participant's Account Balance, the Committee shall pay the Participant's Account Balance to the Participant's estate in one lump sum.

                                  ARTICLE VIII

                            Amendment or Termination

         Section 8.1. Amendment. The Company shall have the right to amend the Plan from time to time except that no such amendment shall, without the consent of the Participant to whom deferred compensation has been credited to such Participant's Account, adversely affect the Participant's (and such Participant's Beneficiary's) right to payments of such deferred compensation.

         Section 8.2. Plan Termination. The Company may, in its discretion, terminate the Plan at any time, however, no termination shall alter a Participant's (and such Participant's Beneficiary's) right to payments of deferred compensation previously credited to such Participant's Account.

                                   ARTICLE IX

                               General Provisions

         Section 9.1. Applicable Law. The Plan shall be construed in accordance with the internal laws of the State of Illinois.

         Section 9.2. Assumption of Company Liability. The Company's obligations under the Plan may be assumed by any subsidiary of the Company, in which case such subsidiary shall be obligated to satisfy all of the Company's obligations under the Plan and the Company shall be released from any continuing obligation under the Plan. At the Company's request, each Participant or designated Beneficiary shall sign such documents as the Company may require in order to effect the purposes of this subsection.

         Section 9.3. Gender and Number: Headings. Wherever any words are used herein in the masculine gender they shall be construed as though they were also used in the feminine gender in all cases where they would so apply, and wherever any words are used herein in the singular form they shall be construed as though they were also used in the plural form in all cases where they would so apply. Headings of sections and subsections of the Plan are inserted for convenience of reference and are not part of the Plan and are not to be considered in the construction thereof.

         Section 9.4. Immunity of Committee Members. The members of the Committee may rely upon any information, report or opinion supplied to them by an officer of the Company or any legal counsel, independent public accountant or actuary, and shall be fully protected in relying upon any such information, report or opinion. No member of the Committee shall have any liability to the ServiceMaster Companies or any Participant, former Participant, designated Beneficiary, person claiming under or through any Participant or designated Beneficiary or other person interested or concerned in connection with any decision made by such member pursuant to the Plan which was based upon any such information, report or opinion if such member reasonably relied thereon in good faith.

         Section 9.5. Non-alienation of Benefits. A Participant's rights to the amount credited to his Account under the Plan shall not be grantable, transferable, pledgeable or otherwise assignable, in whole or in part, by the voluntary or involuntary acts of any person, or by operation of law, and shall not be liable or taken for any obligation of such person. Any such attempted grant, transfer, pledge or assignment shall be null and void and without any legal effect.

         Section 9.6. Notices. Any notice required to be given by the Employers or the Committee hereunder shall be in writing and shall be delivered in person or by registered mail, return receipt requested. Any notice given by registered mail, shall be deemed to have been given upon the date of delivery, correctly addressed to the last known address of the person to who such notice is to be given.

         Section 9.7. Plan not to Affect Employment Relationship. Neither the adoption of the Plan nor its operation shall in any way affect the right and power of the Employers to dismiss or otherwise terminate the employment or change the terms of the employment or amount of compensation of any Participant at any time for any reason with or without cause. By accepting any payment under this Plan, each Participant, former Participant, designated Beneficiary and each person claiming under or through such person, shall be conclusively bound by any action or decision taken or made or to be taken or made under the Plan by the Committee.

         Section 9.8. Severability. If any provision of the Plan shall be held illegal or invalid for any reason, such illegality or invalidity shall not affect the remaining provisions of the Plan, and the Plan shall be construed and enforced as if illegal or invalid provisions had never been set forth herein.

         Section 9.9. Subordination of Rights. At the committee's request, each Participant or designated Beneficiary shall sign such documents as the Committee may required in order to subordinate such Participant's or designated Beneficiary's rights under the Plan to the rights of such other creditors of the Employers as may be specified by the Committee.

         Section 9.10. Successors. The Plan is binding on all persons entitled to benefits hereunder and their respective heirs and legal representatives, on the Committee and its successor, on the Employers, and on the Company and its successor, whether by way of merger, consolidation, purchase or otherwise.

         Section 9.11. Withholding for Taxes. Notwithstanding anything contained in this Plan to the contrary, the appropriate amounts shall be withheld from any distribution made under the Plan as may be required for purposes of complying with the tax withholding provisions of the Code or any state's income tax act for purposes of pay any estate, inheritance or other tax attributable to any amounts distributable or creditable under the Plan.